Exhibit 99.2

ATPC and FORMEDIC Technologies Announce Strategic Collaboration to Launch LEGA, a Revolutionary Respiratory Care Device

Innovative Collaboration Brings Advanced Respiratory Solutions to a Global Market

KUALA LUMPUR, 30 SEPTEMBER 2024 – NASDAQ-listed AGAPE ATP Corporation (“ATPC”), is proud to announce a strategic collaboration with FORMEDIC Technologies Sdn. Bhd. (“FORMEDIC Technologies”) to introduce LEGA, an electronic chest percussion device for respiratory care. This partnership marks a major advancement in respiratory health, as the two companies combine their strengths to address the growing demand for advanced respiratory solutions.

LEGA, FORMEDIC’s flagship product, assists patients with chronic obstructive pulmonary diseases (“COPD”), pneumonia, bronchiectasis, and other lung-related conditions by providing critical support for airway clearance and secretion management. LEGA helps to manage secretion drainage and airway clearance, offering much-needed relief to patients both adults and children, facing respiratory difficulties in both hospital and home care settings. This device has already gained significant traction in the medical field, with close to 2,000 units used in major hospitals and rehabilitation centres in Malaysia and globally.

For ATPC, this collaboration brings opportunities in the fast-growing respiratory care market, estimated to reach USD 25.95 billion in 2024, with a strong growth trajectory, estimating it to hit USD 49.84 billion by 20311. As respiratory diseases continue to rise globally, this partnership positions ATPC to capitalise on the increasing demand for advanced respiratory solutions, as well as diversifying its wellness portfolio with a proven medical device.

Prof Dato’ Sri Dr How Kok Choong, the Founder and Global Group CEO of ATPC, said, “The partnership allows ATPC to leverage FORMEDIC’s expertise in healthcare technology and clinical applications and research and development capabilities, aligning with ATPC’s long-term vision of building a holistic wellness ecosystem that encompasses both preventive and curative solutions.

This is an opportunity for us to address a critical global health need. With LEGA, we are expanding our operations into healthcare technology, an area with immense growth potential. We look forward to continue delivering value through innovation and strategic diversification, and at the same time, accelerate ATPC’s growth and market reach, enhancing shareholder value.”

Ng Zim Guan, Director of FORMEDIC Technologies, added, “LEGA is the culmination of years of research and clinical trials, and our partnership with ATPC allows us to reach more patients globally. We aim to redefine respiratory care with cutting-edge solutions and LEGA’s non-invasive, electronic chest percussion technology has already proven to be a vital tool in improving respiratory health. Partnering with ATPC allows us to further scale this technology and reach more patients in need.”

In addition to improving lung health, the collaboration will focus on continuous R&D efforts to explore innovations and develop solutions to improve patient outcomes. ATPC and FORMEDIC will jointly develop marketing strategies to position LEGA as the leading respiratory care solution, ensuring greater accessibility to hospitals, rehabilitation centres, and home users globally.

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1 Coherent Market Insight, Respiratory Care Market Size and Trends (2024-2031)

About AGAPE ATP Corporation

Agape ATP Corporation (ATPC) is dedicated to enhancing the quality of life and promoting sustainable development. With a strong foundation built on two core business pillars, ATPC specialises in the provision of health and wellness products that caters to the diverse needs of its customers, ensuring their well-being and vitality. Additionally, APTC delivers comprehensive energy-saving solutions that empower companies to drive sustainability initiatives, reduce energy consumption, and achieve their sustainability goals.

For more information, visit www.agapeatpgroup.com.

Issued By: Swan Consultancy Sdn. Bhd. on behalf of Agape ATP Corporation

For more information, please contact:

Jazzmin Wan

Tel: +60 17-289 4110

Email: j.wan@swanconsultancy.biz

Mandy Tan

Tel: +60 16-477 2257

Email: m.tan@swanconsultancy.biz

FORWARD-LOOKING STATEMENT

Certain statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those related to the anticipated benefits and outcomes of the collaboration between ATPC and FORMEDIC Technologies, the expected impact of LEGA on the respiratory care market, and the overall growth potential in the health and wellness sectors. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to execute its strategies, manage growth, and maintain its corporate culture; the Company’s future business development, financial conditions, and results of operations; expectations regarding demand for and market acceptance of our products and services; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Malaysia and the international markets the Company plans to serve, and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and AGAPE ATP Corporation specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

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